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                                                                   EXHIBIT 23.03


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of our report dated January 15, 1999 appearing in the Annual Report on Form 10-K of Heritage Financial Services, Inc. for the year ended December 31, 1998 and to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ HEATHCOTT & MULLALY, P.C.
------------------------------
HEATHCOTT & MULLALY, P.C.


Brentwood, Tennessee
January 10, 2000